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         PLEDGE AGREEMENT, dated as of June 25, 2003, between BRICE SCHESCHUK, an individual residing at 285 Silver Birch Avenue, Toronto, Ontario M4E 3L6 ("Scheschuk"), and CARTIER FLEMING INTERNATIONAL LIMITED, a British Virgin Islands company with business address at 2/F., Kam Chung Commercial Building, 19-21 Hennessy Road, Wanchai, Hong Kong, and LI WING KEI, a Hong Kong resident residing at Flat B, 20/F., Tower 10, Parc Royale, 8 Hin Tai Street, Shatin, New Territories, Hong Kong (collectively, the "Joint Note Holders").

                                   BACKGROUND

         WHEREAS, the Joint Note Holders intend to loan or extend credit to Scheschuk in the amount of $25,000 pursuant to the terms of a 10% Secured Note, dated as of the date hereof (the "Note"), of Scheschuk; and

         WHEREAS, in order to induce the Joint Note Holders to make such loan and extend such credit to Scheschuk pursuant to the Note, Scheschuk has agreed to secure the timely performance of his obligations under the Note by pledging to the Joint Note Holders 2,500,000 shares of common stock, par value $0.001 per share (the "Centre Common Stock"), of Centre Capital Corp., a Nevada corporation ("Centre"), all as more fully set forth herein.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agrees as follows:

I.       PLEDGE

         SECTION 1.01 GRANT OF SECURITY INTEREST. Scheschuk hereby pledges and grants to the Joint Note Holders a first priority security interest in and to the following (the "Pledged Collateral"):

                  (a) 2,500,000 shares of Centre Common Stock represented by
         certificate numbers                 owned of record or beneficially by
         Scheschuk as of the date hereof (the "Pledged Shares");

                  (b) all additional shares of stock of owned of record or beneficially by Scheschuk or any successor in interest thereto or any other securities, options, or rights received by the Scheschuk pursuant to any reclassification, reorganization, increase or reduction of capital, or stock dividend, attributable to the Pledged Shares, or in substitution of, or in exchange for, any of the Pledged Shares;

                  (c) all certificates representing the shares referred to in clauses (a) and (b) above; and



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                  (d) all dividends, cash, instruments, and other property or proceeds, from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the shares referred to in clauses (a) and (b) above.

         SECTION 1.02 SECURITY FOR NOTE. This Agreement secures, and the Pledged Collateral is security for, the indefeasible payment in full when due, whether at stated maturity, by acceleration or otherwise, and performance of all obligations, whether now or hereafter existing, of Scheschuk pursuant to the Note, whether for principal, premium, interest, fees, expenses, or otherwise.

         SECTION 1.03 DELIVERY OF PLEDGED COLLATERAL. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to, and held by, the Joint Note Holders and shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment undated and in blank, with medallion signature guarantee, all in form and substance satisfactory to the Joint Note Holders in their sole discretion. If Scheschuk shall not satisfy his obligations under the Note, the Joint Note Holders shall have the right, where permitted by law, in their sole discretion and without notice to Scheschuk, to transfer to, or to register in their names or in the name of any of its nominees, any or all of the Pledged Collateral.

II.      REPRESENTATIONS AND WARRANTIES

         Scheschuk makes the following representations and warranties, each and all of which shall survive the execution and delivery of this Agreement:

         SECTION 2.01 RESIDENCE OF SCHESCHUK. The principal place of residence of Scheschuk is located at the address first specified above therefore.

         SECTION 2.02 FORFEITURE; REPURCHASE; OPTIONS. No portion of the Pledged Collateral (i) is subject to forfeiture pursuant to any vesting requirements, and (ii) are subject to any repurchase rights. There are no existing options, warrants, calls, or commitments of any character whatsoever relating to any of the Pledged Shares.

         SECTION 2.03 OWNERSHIP. Scheschuk is, and at the time of delivery of the Pledged Shares, will be, the legal and beneficial owner of the portion of the Pledged Collateral specified as owned by Scheschuk, free and clear of any lien, security interest, or other charge or encumbrance, except for the lien created hereby.

         SECTION 2.04 SECURITY INTEREST. The pledge of the Pledged Shares pursuant hereto creates a valid and perfected first priority security interest in the Pledged Collateral, securing payment of the Note, so long as the Joint Note Holders shall remain in possession of certificates representing the Pledged Shares.

         SECTION 2.05 AUTHORITY. Scheschuk has all requisite power and authority to execute, deliver, and perform its obligations under this Agreement and the Note. This Agreement and the Note have duly executed and delivered by Scheschuk, and constitute


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legal, valid, and binding obligations of Scheschuk, enforceable against
Scheschuk in accordance with their respective terms. No consent of any party to any contract, arrangement, or understanding to which Scheschuk is a party, or to which he or any of his assets are subject, is required in connection with the execution or delivery of, or the performance of his obligations under, this Agreement or the Note. The execution and delivery of, and the performance by Scheschuk of his obligations under, this Agreement and the Note will not violate, result in a breach of, or conflict with, any term of any such contract, arrangement, or understanding, or violate or result in a breach of, or conflict with any order, judgment, or decree, or, to the best knowledge of Scheschuk, any law, rule, or regulation binding upon Scheschuk or to which he or any of his businesses, properties, or assets are subject. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the grant by Scheschuk of the security interest granted hereby, including the Pledge of the Pledged Collateral specified in Schedule 1.01(a) hereto as owned beneficially and of record by such Scheschuk or for the execution, delivery, or performance of this Agreement or the Note thereby or (ii) for the perfection of, or the exercise by Olquist of, his rights and remedies hereunder.

III.     FURTHER ASSURANCES

         SECTION 3.01 BY SCHESCHUK. Scheschuk hereby agrees that from time to time, at the sole expense thereof, he will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Joint Note Holders may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Joint Note Holders to exercise and enforce his rights and remedies hereunder with respect to any of the Collateral.

         SECTION 3.02 FILINGS. Scheschuk hereby authorizes the Joint Note Holders to file one or more financing or continuation statements, and amendments thereto, relative to the Pledged Collateral owned by Scheschuk without the signature of Scheschuk where permitted by law. A carbon, photographic, or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

         SECTION 3.03 DEFENSE OF TITLE. Scheschuk agrees to defend the title to the Pledged Collateral and the lien thereon and security interest therein of the Joint Note Holders created hereby against the claim of any person and to maintain and preserve such lien and security interest until satisfaction in full of the obligations of Scheschuk pursuant to the Note.

IV.      VOTING RIGHTS, ETC.

         SECTION 4.01 GENERALLY. Until Scheschuk shall not satisfy his obligations under the Note, Scheschuk shall be entitled to exercise any and all voting and other consensual rights pertaining to the portion of the Pledged Collateral specified as owned thereby for any purpose not inconsistent with the terms hereof or the Note.



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         SECTION 4.02 DEFAULTS. If Scheschuk shall not satisfy his obligations under the Note, all rights of Scheschuk to exercise his voting and other consensual rights which he would otherwise be entitled to exercise pursuant to
Section 4.01 hereof shall cease, and all such rights shall thereupon become vested in the Joint Note Holders, who shall thereupon have the sole right to exercise such voting and other consensual rights.

         SECTION 4.03 ADDITIONAL ACTIONS. In order to permit the Joint Note Holders to exercise the voting and other rights which he may be entitled to exercise pursuant to Section 4.02 hereof, Scheschuk shall, if necessary, upon written notice of the Joint Note Holders, from time to time, execute and deliver to the Joint Note Holders appropriate proxies, dividend payment orders, and other instruments as the Joint Note Holders may reasonably request.

V.       TRANSFERS AND OTHER LIENS; ADDITIONAL SHARES

         Scheschuk agrees that he or she will not (i) sell, assign, or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral, or (ii) create or permit to exist any lien, security interest, or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the lien in favor of the Joint Note Holders pursuant hereto.

VI.      MR. NILS OLLQUIST APPOINTED ATTORNEY-IN-FACT; JOINT NOTE HOLDERS MAY
         PERFORM

         SECTION 6.01 ATTORNEY-IN-FACT. Scheschuk hereby irrevocably appoints Mr. Nils Ollquist ("Ollquist") as Scheschuk's attorney-in-fact, with full authority in the place and stead of Scheschuk and in the name of Scheschuk or otherwise, from time to time in Ollquist's discretion to take any action and to execute any instrument which Ollquist may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse, and collect all instruments made payable to the Joint Note Holders representing any dividend, interest payment, or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same. This power, being coupled with an interest, is irrevocable. Nothing in this Article VII shall be construed as providing the Joint Note Holders with any remedies with respect to the Pledged Shares not otherwise provided for in this Pledge Agreement or under applicable law.

         SECTION 6.02 JOINT NOTE HOLDERS MAY PERFORM. If Scheschuk fails to perform any agreement contained herein, the Joint Note Holders may, but shall not be obligated to, itself perform, or cause performance of, such agreement, and the expenses of the Joint Note Holders incurred in connection therewith shall be payable by Scheschuk.

VII.     JOINT NOTE HOLDERS' DUTIES; REASONABLE CARE



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         SECTION 7.01 JOINT NOTE HOLDERS' DUTIES. The powers conferred on the
Joint Note Holders hereunder are solely to protect their interest under the Note and in the Pledged Collateral and shall not impose any duty upon him to exercise any such powers. Except for the safe custody of any Pledged Collateral in their possession and the accounting for moneys actually received by them hereunder, the Joint Note Holders shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any of the foregoing.

         SECTION 7.02 REASONABLE CARE. The Joint Note Holders shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Joint Note Holders accord their own property.

VIII.    REMEDIES UPON DEFAULT; EXPENSES

SECTION 8.01 REMEDIES UPON DEFAULT. If Scheschuk shall not satisfy his obligations under the Note, the Joint Note Holders may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to him, all the rights and remedies of a secured party in case of a default by a debtor under the Uniform Commercial Code, and the Joint Note Holders may also, without notice except as specified below, sell the Pledged Shares or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board, for cash, on credit or for future delivery, and upon such other terms as the Joint Note Holders may deem commercially reasonable. Scheschuk agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to Scheschuk of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Joint Note Holders shall not be obligated to make any sale of Pledged Shares regardless of notice of sale having been given. The Joint Note Holders may adjourn any public or private sale from time to time by announcement at the time and place fixed therefore and such sale may, without further notice, be made at the time and place to which it was so adjourned. Scheschuk hereby waives any claims against the Joint Note Holders arising by reason of the fact that the price at which any of the Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Joint Note Holders accepts the first offer received and does not offer the Pledged Collateral to more than one offeree.

         Any cash held by the Joint Note Holders as Pledged Shares and all cash proceeds received by the Joint Note Holders in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Shares shall be applied by the Joint Note Holders:

                  First, to the payment of the costs and expenses of such sale, including, without limitation, reasonable compensation to the Joint Note Holders and its agent and counsel, and all expenses, liabilities, and advances made or incurred by the Joint Note Holders in connection therewith;



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                  Next, to the Joint Note Holders, for the payment in full of
Scheschuk's obligations pursuant to the Note; and finally, after payment in full of Scheschuk's obligations pursuant to the Note, to the payment of Scheschuk, or his successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

         Anything contained herein to the contrary notwithstanding, the Joint Note Holders may exercise all rights and remedies available to him pursuant hereto or under law, which remedies shall be deemed cumulative and not exclusive.

         SECTION 8.02 EXPENSES. Scheschuk, shall, upon demand, be responsible to pay to the Joint Note Holders the amount of any and all expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Joint Note Holders may reasonably incur in connection with (a) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (b) the exercise or enforcement of any of the rights of the Joint Note Holders pursuant hereto, or (c) the failure by Scheschuk to perform or observe any of the provisions hereof.

IX.      SECURITY INTEREST ABSOLUTE; CONTINUING SECURITY INTEREST

                  SECTION 9.01 SECURITY INTEREST ABSOLUTE. All rights of the Joint Note Holders and security interests granted herein, and all obligations of Scheschuk pursuant hereto and pursuant to the Note, shall be absolute and unconditional irrespective of:

                  (i)      any lack of validity or enforceability of the Note;

                  (ii) any change in the time, manner, or place of payment of, or in any other term of, all or any of the obligations under the Note or any other amendment or waiver of, or any consent to any departure from, the Note;

                  (iii) any exchange, release, or non-perfection of any other collateral, or any release or amendment or waiver of, or consent to departure from, the Note or any obligation thereunder; or

                  (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Scheschuk or a third party grantor of a security interest.

         SECTION 9.02 CONTINUING SECURITY INTEREST. This Agreement shall create a continuing first priority security interest in the Pledged Collateral and shall (a) remain in full force and effect until indefeasible payment in full of the Note, (b) continue to be effective or be reinstated, as the case may be, if at any time payment of the obligations pursuant to the Note, or any part thereof, is rescinded or reduced in amount or must


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otherwise be restored or returned by Scheschuk all as though such payment or performance had not been made, (c) be binding upon Scheschuk, his successors and assigns, and (d) inure, together with the rights and remedies of the Joint Note Holders pursuant hereto, to the benefit of the Joint Note Holders and their transferees and assigns. Upon the payment in full by Scheschuk of his obligations pursuant to the Note, Scheschuk shall be entitled to the return, upon his request and at his expense, of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

X.       MISCELLANEOUS

         SECTION 10.01 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, nor consent to any departure by Scheschuk herefrom, shall in any event be effective unless the same shall be in writing and signed by the Joint Note Holders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 10.02 NOTICE. All notices and other communications provided for hereunder shall be in writing (including telegraphic communication) and, if to Scheschuk, mailed or telegraphed or delivered to it, addressed to it at the address specified in the introductory paragraph hereof, if to the Joint Note Holders, mailed or delivered to each of them at the addresses of the Joint Note Holders specified in the introductory paragraph hereof, or as to any party hereto at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed or telegraphed, respectively, be effective when deposited in the mails or delivered to the telegraph company, respectively, addressed as aforesaid.

         SECTION 10.03 WAIVER. No failure on the part of the Joint Note Holders to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

         SECTION 10.04 SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any instrument or document required pursuant hereto shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or document required pursuant hereto.

         SECTION 10.05 GOVERNING LAW; TERMS. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of laws. Unless otherwise defined herein, terms defined in Articles 8 and 9 of the Uniform Commercial Code are used herein as therein defined.

         SECTION 10.06 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which, when taken together shall constitute one original.



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         IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.




                                            -----------------------------------
                                            BRICE SCHESCHUK



                                            CARTIER FLEMING INTERNATIONAL LTD.



                                            BY:
                                               --------------------------------
                                               NAME: NILS OLLQUIST
                                               TITLE: DIRECTOR



                                            -----------------------------------
                                            LI WING KEI